Exhibit 23.3

Burton Consulting Inc.
509-475 Howe Street
Vancouver, B.C. V6V 2B3
Canada

Cell: 604-525-8403 email: aburton@shaw.ca

CONSENT of QUALIFIED PERSON

I Alex Burton, Professional Engineer and Registered Professional Geologist, herewith consent to being named as responsible for the ‘NI 43.101 Technical Report’ and furthermore I consent to the reference in the report given in the S-1 Prospectus.

I hereby consent to the use of my name under the heading Expert in the S-1 Prospectus.

Vancouver, B.C., September 30, 2012

_______________________
Alex Burton, P. Eng., P. Geo.
Member APEG, BC, Canada
Registration Number 6262